Exhibit 10.15

LEASE

10355 SCIENCE CENTER DRIVE

TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP,

a Delaware limited partnership,

as Landlord,

and

GENOMEDX BIOSCIENCES CORP.,

a Delaware corporation,

as Tenant.

HCP, INC.
[10355 Science Center Drive]
[GenomeDx Biosciences, Corp.]

HCP, INC.
[10355 Science Center Drive]
(i)	[GenomeDx Biosciences, Corp.]

Page

B-1	TENANT WORK LETTER – MOVING AND CABLING ALLOWANCE
B-2	TENANT WORK LETTER FOR INITIAL OCCUPANCY PREMISES
B-3	TENANT WORK LETTER FOR DELAYED OCCUPANCY PREMISES
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE
F	FORM OF GUARANTY

HCP, INC.
[10355 Science Center Drive]
(ii)	[GenomeDx Biosciences, Corp.]

INDEX

Page(s)

Abatement Event	34
Advocate Arbitrators	7
Alterations	21
Base Rent	8
Brokers	42
Building	4
Building Hours	18
Common Areas	4
Comparable Buildings	7
Contemplated Effective Date	28
Contemplated Transfer Space	28
Direct Expenses	9
Eligibility Period	34
Environmental Questionnaire	14
Estimate	13
Estimate Statement	13
Estimated Direct Expenses	13
Existing Hazardous Materials	16
Expense Year	9
Force Majeure	41
Holidays	18
HVAC	18
Intention to Transfer Notice	28
Landlord	1
Landlord Parties	23
Landlord Repair Notice	25
Lease	1
Lease Commencement Date	5
Lease Expiration Date	6
Lease Term	5
Lease Year	6
Lines	36
Mail	41
Moving and Cabling Allowance	1
Moving Costs	1
Net Worth	30
Neutral Arbitrator	7
Nine Month Period	29
Notices	41
Objectionable Name	37
Operating Expenses	9
Option Rent	6
Option Term	6
Original Improvements	24
Original Tenant	6
Outside Agreement Date	7
Permitted Transferee Assignee	30
Premises	4
Project,	4
Security Deposit	35

HCP, INC.
[10355 Science Center Drive]
(iii)	[GenomeDx Biosciences, Corp.]

Sign Specifications	37
Statement	13
Subject Space	27
Summary	1
Superior Holders	32
Tax Expenses	12
Telecommunications and HVAC Equipment	44
Tenant	1
Tenant Work Letter	4
Tenant’s Agents	14
Tenant’s Share	12
Transfer Notice	27
Transferee	27

HCP, INC.
[10355 Science Center Drive]
(iv)	[GenomeDx Biosciences, Corp.]

10355 SCIENCE CENTER DRIVE

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and GENOMEDX BIOSCIENCES CORP., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	September 25, 2014

2.	Premises (Article 1).

	2.1 Building:	That certain two (2)-story building located at 10355 Science Center Drive, San Diego, California 92121, containing a total of 40,894 rentable square feet.

2.2 Premises:

Approximately 11,002 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suites 4 and 5, as further set forth in Exhibit A to the Lease. The portion of the Premises consisting of 7,216 rentable square feet, as further set forth on Exhibit A-2, shall also be known as the “Initial Occupancy Premises,” and the portion of the Premises consisting of 3,786 rentable (2,820 usable) square feet, as further set forth on Exhibit A-2, shall also be known as the “Delayed Occupancy Premises.”

3.	Lease Term (Article 2).

	3.1 Length of Term:	Five (5) years and five (5) months from the Lease Commencement Date.

3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises (other than in connection with Tenant’s occupancy of the Early Access Premises), and (ii) the date upon which the Initial Occupancy Premises are “Ready for Occupancy,” as that term is defined in Section 5.1 of the Tenant Work Letter attached to the Lease as Exhibit B-2, which Lease Commencement Date is anticipated to be January 31, 2015.

HCP, INC.
[10355 Science Center Drive]
[GenomeDx Biosciences, Corp.]

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the five (5) year five (5) month anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the five (5) year five (5) month anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Months During Lease Term	Annual Base Rent	Monthly Installment of Base Rent*	Approximate Monthly Base Rent per Rentable Square Foot
1 – 12	$396,072.00	$33,006.00	$3.00
13 – 24	$407,954.16	$33,996.18	$3.09
25 – 36	$420,192.84	$35,016.07	$3.18
37 – 48	$432,798.60	$36,066.55	$3.28
49 – 60	$445,782.48	$37,148.54	$3.38
61 - 65	$459,156.00	$38,263.00	$3.48

*	The calculation of the Monthly Installment of Base Rent reflects an annual increase of 3%, rounded to the nearest cent, after the previous Lease Year.

5.	Tenant Improvement Allowance:

Premises (Exhibit B-1): Landlord shall provide a moving/cabling allowance to Tenant in an amount up to $22,004.00 (i.e., an amount equal to $2.00 per rentable square foot of the Premises). Tenant shall have the ability to apply such moving/cabling allowance towards Tenant Improvements.

Initial Occupancy Premises (Exhibit B-2): An amount equal to $14,432.00 (i.e., $2.00 per rentable square foot of the Initial Occupancy Premises based upon 7,216 rentable square feet in the Initial Occupancy Premises).

Delayed Occupancy Premises (Exhibit B-3): An amount equal to $197,400.00 (i.e., $70.00 per usable square foot of the Delayed Occupancy Premises based upon 2,820 usable square feet in the Delayed Occupancy Premises).

HCP, INC.
[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

6.	Tenant’s Share (Article 4):	Twenty-six and 90/100 percent (26.90%).

7.	Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, engineering, laboratory, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in the Torrey Pines area of San Diego, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8.	Security Deposit (Article 21):	$200,000.00, subject to reduction pursuant to the terms of Article 21 of this Lease.

9.	Parking (Article 28):	Three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

10.	Address of Tenant (Section 29.18):	Genomedx Biosciences Set 400-311 Water Street Vancouver, British Columbia V6B 1B8 Canada Attention: Chief Financial Officer

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Tenant: Jones Lang LaSalle, Inc.

Landlord: CBRE, Inc.

HCP, INC.
[10355 Science Center Drive]
-3-	[GenomeDx Biosciences, Corp.]

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1    Premises, Building, Project and Common Areas.

1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letters attached hereto as Exhibits B-1, B-2 or B-3 (as applicable, the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

1.1.2    The Building and The Project. The Premises constitute a portion of the entire building set forth in Section 2.1 of the Summary (the “Building”). The Building is an office/laboratory project currently known as “10355 Science Center.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the foregoing.

1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, are collectively referred to herein as the “Common Areas”). Subject to Section 7.2 hereof, the manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time; provided that such manner, rules, regulations and restrictions are consistent with those in use in comparable First Class Life Sciences Projects. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and shall use commercially reasonable efforts to minimize any interference with Tenant’s use of and access to the Premises, and shall not reduce the number of parking spaces available to Tenant (except temporarily), and shall use reasonable efforts to give Tenant notice of any planned power shutdown at least five (5) business days in advance.

1.2    Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term, except in connection with an expansion or reduction in the physical space of the Premises or the Building in accordance with this Lease.

1.3    Intentionally Omitted.

HCP, INC.
[10355 Science Center Drive]
-4-	[GenomeDx Biosciences, Corp.]

1.4    Beneficial Occupancy. Tenant shall have the right to have up to six (6) employees of Tenant at any one point in time, and its vendors, occupy the lab portion of the Initial Occupancy Premises (the “Early Access Premises”) for a period commencing on or before December 1, 2014 and terminating on the Lease Commencement Date, for the purpose of installing and validating equipment (including, without limitation, Installation Qualification, Operational Qualification and Performance Qualification of all instruments and equipment necessary to perform the Decipher assay and formal validation that the Decipher assay is performing equivalently to current facility), provided that (A) Tenant shall give Landlord at least five (5) days’ prior notice of any such occupancy of the Early Access Premises, (B) a temporary certificate of occupancy shall have been issued by the appropriate governmental authorities for each such portion to be occupied, (C) all of the terms and conditions of the Lease shall apply, other than Tenant’s obligation to pay “Base Rent,” as that term is defined in Article 3 below, and “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Article 4, below, (provided Tenant shall be obligated to all utility costs incurred by Tenant during such early occupancy), and (D) such occupancy of the Early Access Premises shall not delay or unreasonably interfere with the completion of the tenant improvements described on each respective Tenant Work Letter (collectively or individually, as the context may require, the “Tenant Improvements”).

1.5    Late Delivery. If Landlord fails to deliver possession of (i) the Early Access Premises to Tenant on or before December 15, 2014, or (ii) the Initial Occupancy Premises on or before February 15, 2015 (as applicable, each a “Anticipated Delivery Date”), then, with respect to such portion of the Premises that Landlord failed to timely deliver, Tenant shall receive an abatement of Base Rent equal to the sum of (A) one-half (1⁄2) day of Base Rent for each full day that occurs after the applicable Anticipated Delivery Date and before the later of (1) the date Landlord delivers such portion of the Premises to Tenant, and (2) the date that occurs thirty (30) days after the applicable Anticipated Delivery Date, and (B) one (1) day of Base Rent for each full day that occurs after the date that occurs thirty (30) days after the applicable Anticipated Delivery Date and before the date Landlord delivers such portion of the Premises to Tenant.

1.5.1    Each Anticipated Delivery Date shall be delayed by one day for each day that Landlord’s delivery of the applicable portion of the Premises is delayed due to any of the following:

1.5.1.1    Any delay caused by Tenant, including Tenant’s failure to provide needed information or to approve the “Approved Working Drawings,” as that term is defined in Section 1 of the Tenant Work Letter, within one (1) business day.

1.5.1.2    Any delay due to events of Force Majeure, including any failure of the applicable municipal authority to issue any necessary permits within six (6) weeks of submittal, or any delay in the inspector approving the temporary occupancy plan.

1.5.1.3    Tenant’s failure to deliver a complete and accurate Hazardous Materials list on or before August 29, 2014.

1.5.2    If delivery of either the Early Access Premises or the Initial Occupancy Premises has not occurred by the date that is one hundred twenty (120) days after the corresponding Anticipated Delivery Date, as may be extended pursuant to the express terms of this Lease, then Tenant shall have the right to terminate this Lease by providing notice thereof to Landlord, following which termination Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall promptly return to Tenant any sums deposited with Landlord; provided, however, Tenant’s right to terminate this Lease pursuant to this Section 1.5.2 shall expire if not exercised by the date on which Landlord delivers the Early Access Premises or the Initial Occupancy Premises, as applicable. Tenant’s rights to terminate this Lease, as set forth in this Section 1.5.2, shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure to deliver the Early Access Premises or the Initial Occupancy Premises, as the case may be.

2.	LEASE TERM; OPTION TERM

2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as

HCP, INC.
[10355 Science Center Drive]
-5-	[GenomeDx Biosciences, Corp.]

hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof, provided that Tenant agrees with the factual assertions made in such form.

2.2    Option Term.

2.2.1    Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and its “Permitted Transferee Assignee,” as that term is defined in Section 14.8 of this Lease, below, one (1) option (the “Option”) to extend the Lease Term for a period of three (3) years (the “Option Term”), with respect to the entire Premises, which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure periods, and has not previously received written notice from Landlord that Tenant was then in default under this Lease, beyond any applicable cure periods, more than once during the immediately preceding twelve (12) month period. Upon the proper exercise of such option to extend, and provided that, at Landlord’s option, as of the end of the Lease Term, Tenant is not in default under this Lease beyond any applicable cure periods, the Lease Term, as it applies to the Premises, shall be extended by the Option Term. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee and may be exercised by Original Tenant or a Permitted Transferee Assignee only (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.2.2    Exercise of Option. If Tenant wishes to exercise the Option, then Tenant shall deliver written notice (the “Extension Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant thereby exercises the Option. In the event that Tenant so exercises the Option, this Lease shall continue in full force and effect for the duration of the Option Term.

2.2.3    Rental During Option Term. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term; provided that any annual Rent escalations during the Option Term shall be limited to a maximum of three percent (3%). The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.3, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with an increased Security Deposit (which may be in the form of a letter of credit), for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-

HCP, INC.
[10355 Science Center Drive]
-6-	[GenomeDx Biosciences, Corp.]

line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other first-class institutionally-owned mid- and high-rise office buildings located in the Torrey Pines area of San Diego, California. Notwithstanding anything to the contrary contained in Section 2.2.2 above, if there are not a sufficient number of Comparable Transactions with a comparable lease term to the Option Term to determine the Fair Rental Value for a lease of such duration, then the Fair Rental Value for purposes of this Section 2.2 shall be equal to that of Comparable Transactions with a term of five (5) years, provided that the Concessions shall be appropriately prorated on a fractional basis to account for the shorter term of lease.

2.2.4    Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent in each of Landlord’s and Tenant’s reasonable discretion. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.4.1    Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial office properties in North San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.3 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.4.2    The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3    The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.4.4    The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5    If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.4.6    If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint

HCP, INC.
[10355 Science Center Drive]
-7-	[GenomeDx Biosciences, Corp.]

the Neutral Arbitrator, subject to criteria in Section 2.2.4.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.4.7    The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.4.8    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall promptly make any corresponding payment to the other party.

2.2.5    Termination of Option Right. The Option shall be personal to Original Tenant and any Permitted Transferee Assignee and may be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant or a Permitted Transferee Assignee occupies the entire Premises at the time the option to extend is exercised and, at Landlord’s option, as of the commencement of the Option Term. The option right granted herein shall terminate upon the failure by Tenant to exercise the Option in accordance with this Section 2.2.

3.	BASE RENT

3.1    Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2    Abated Minimum Rental. Provided that Tenant is not then in default under the Lease, beyond any applicable notice and cure period set forth in this Lease, then until the first (1st) day of the fifteenth (15th) full calendar month of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Delayed Occupancy Space during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals One Hundred Fifty-Nine Thousand Six Hundred Ninety-Three and 48/100_ Dollars ($159,693.48). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. If (i) Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or (ii) this Lease shall be terminated for any reason other than a default by Landlord, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

4.	ADDITIONAL RENT

4.1    General Terms.

4.1.1    Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are

HCP, INC.
[10355 Science Center Drive]
-8-	[GenomeDx Biosciences, Corp.]

defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2    Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Premises, Tenant’s Share of the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1    Intentionally Deleted.

4.2.2    “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3    “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4    “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project, provided that any such fees may not exceed the greater of (A) those fees typically charged by owners of the Comparable Buildings, and (B) four percent (4%) of gross revenues (adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or

HCP, INC.
[10355 Science Center Drive]
-9-	[GenomeDx Biosciences, Corp.]

maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any such capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)    costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or past or future leasing of the Project (including without limitation in connection with negotiations or disputes with tenants), and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)    except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)    costs for which the Landlord is reimbursed by any tenant or occupant of the Project, by insurance by its carrier or any tenant’s carrier or by anyone else or by receipt of a condemnation award, including, without limitation, costs of repairs and other work occasioned by fire, windstorm, or other casualty, and electric power costs for which any tenant directly contracts with the local public service company;

(d)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)    amount paid as ground rental for the Project by the Landlord;

(h)    except for a Project management fee to the extent allowed pursuant to item (vi) above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

HCP, INC.
[10355 Science Center Drive]
-10-	[GenomeDx Biosciences, Corp.]

(i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)    all items and services for which (A) Tenant pays directly, (B) Tenant or any other tenant in the Project reimburses Landlord or (C) Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)    rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)    costs of items considered capital repairs, replacements, improvements and equipment under sound real estate management and accounting principles consistently applied and consistent with the determination of capital expenses by landlords of the Comparable Buildings, except as expressly included in Operating Expenses pursuant to the definition above;

(o)    expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Project;

(p)    any fines or penalties incurred due to violations by Landlord or any tenant at the Project (other than Tenant) of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord’s gross negligence or willful misconduct;

(q)    costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and

(r)    costs for the acquisition of sculpture, paintings, or other objects of art and extraordinary expenses in connection therewith.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have

HCP, INC.
[10355 Science Center Drive]
-11-	[GenomeDx Biosciences, Corp.]

been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5    Taxes.

4.2.5.1    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon. For the avoidance of doubt, no item shall be “double-counted” as both an Operating Expense and a Tax Expense.

4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6    “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary, which percentage has as the numerator the rentable square feet of the Premises and as the denominator, the total rentable square feet of the Building. The percentage constituting Tenant’s Share is subject to revision in the event that either (i) rentable square footage is added to or removed from the Premises by agreement between Landlord and Tenant or pursuant to the terms of this Lease or (ii) rentable square footage is added or removed from the Building.

4.3    Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

HCP, INC.
[10355 Science Center Drive]
-12-	[GenomeDx Biosciences, Corp.]

4.4    Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year. Notwithstanding anything to the contrary contained in this Article 4, the aggregate “Controllable Expenses,” as that term is defined below, included in Direct Expenses in any Expense Year after the first (1st) Expense Year shall not increase by more than five percent (5%) over the amount of Controllable Expenses included in Direct Expenses for the immediately preceding Expense Year. For purposes of this Section 4.4, “Controllable Expenses” shall mean all Direct Expenses except: (i) Tax Expenses and any and all assessments, including assessment districts and government-mandated charges with respect to the Building or Project, or any part thereof; (ii) insurance carried by Landlord; (iii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal; (iv) the costs of capital alterations, capital additions, capital improvements, capital repairs and capital replacements to the extent included in Operating Expenses pursuant to the definition in Section 4.2.4, above; (v) costs of repair and maintenance (excluding preventive maintenance), (vi) cost of services provided under a union contract, (vii) payments under any covenants, conditions and restrictions affecting the Project, and (viii) cost to repair caused by any casualty, vandalism or for any other cause outside of Landlord’s reasonable control.

4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall deliver to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Direct Expenses (as that term is defined in Section 4.4.2, below) and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2    Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. In the event that during an Expense Year, Landlord wishes to revise the Estimate Statement previously delivered for such Expense Year, Landlord may deliver a revised Estimate Statement to Tenant, which shall thereafter be used to determine the Estimate for the remainder of such Expense Year. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay prior to delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand

HCP, INC.
[10355 Science Center Drive]
-13-	[GenomeDx Biosciences, Corp.]

repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

5.	USE OF PREMISES

5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2    Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3    Hazardous Materials.

5.3.1    Tenant’s Obligations.

5.3.1.1    Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, and except for small quantities customarily used in business offices, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s sole discretion; provided, however, with respect to Hazardous Materials that are similar to the Hazardous Materials listed on the Environmental Questionnaire in terms of their hazardous character, handling profile, usage and quantity, Landlord shall not unreasonably withhold, condition or delay its consent. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in,

HCP, INC.
[10355 Science Center Drive]
-14-	[GenomeDx Biosciences, Corp.]

the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.3.1.2    Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, each party shall promptly advise the other in writing of the advising party’s discovery of any occurrence or condition on, in, under or about the Premises or Project that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises or Project under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3    Releases of Hazardous Materials. If, due to the acts or omissions of Tenant or any Tenant’s Agent, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all

HCP, INC.
[10355 Science Center Drive]
-15-	[GenomeDx Biosciences, Corp.]

applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4    Indemnification.

5.3.1.4.1    In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents, except to the extent such liabilities result from the gross negligence or willful misconduct of Landlord following the Lease Commencement Date, and except to the extent (x) caused by the presence of Hazardous Materials in, on or under the Premises on the date of this Lease and was not exacerbated by Tenant or Tenant’s Agents after the Lease Commencement Date, and/or (y) not caused by Tenant or any Tenant’s Agent. Landlord shall protect, defend, indemnify and hold Tenant harmless from any Hazardous Materials Claims to the extent caused by or arising from any Hazardous Materials Released after the date of this Lease by Landlord or any Landlord Parties.

5.3.1.4.2    Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease (“Existing Hazardous Materials”), except to the extent that Tenant’s construction activities (not including the initial construction of the Tenant Improvements by Landlord pursuant to the Tenant Work Letter) and/or Tenant’s other acts or omissions (including Tenant’s failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.3.4, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.3.1.5    Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to Tenant’s Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2    Assurance of Performance.

5.3.2.1    Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

5.3.2.2    Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if

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any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.3.3    Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials introduced by Tenant or Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for the same uses of the Premises as are allowed as of the Lease Commencement Date; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4    Clean-up.

5.3.4.1    Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor.

5.3.4.2    No Rent Abatement. In the event that Tenant’s failure to complete the Clean-up prevents or delays a third-party from occupying the Premises, Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3    Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.3.4.4    Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5    Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants,

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attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective investors, purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6    Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports in Tenant’s possession regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7    Landlord Obligation. Landlord agrees to remediate or encapsulate any Hazardous Materials existing in the Project as of the Lease Commencement Date, and any Hazardous Materials that are released in, on or about the Project after the Lease Commencement Date by anyone other than Tenant or Tenant’s Agents, to the extent that Landlord’s failure to so remediate would be in violation of applicable law and would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises.

5.3.8    Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws applicable to Tenant’s Hazardous Materials. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9    Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6.	SERVICES AND UTILITIES

6.1    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1    Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2    Landlord shall provide reasonably sufficient electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment), provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of two and one-half (2.5) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1.5) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such

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nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant shall pay for all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises, and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity, water, and gas use for lighting, incidental use and “HVAC,” as that term is defined above.

6.1.3    Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

6.1.4    Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the common areas of the Building, other than common areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year.

6.2    Overstandard Tenant Use. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate (but in no event more than forty-eight (48) hours), of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including a reasonable standard fee of Landlord for its involvement with such additional services, promptly upon being billed for same.

6.3    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease (except to the extent set forth in Section 19.5.2). Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4    Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that, to Tenant’s knowledge, Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to

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disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.5    Tenant Security System. Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure Landlord that Tenant’s Security System is compatible with Landlord’s security system, if any, and the Building systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system, if any, or Building systems and equipment, Tenant shall remain entitled to install or operate the Tenant’s Security System but only to the extent that the Tenant’s Security System does not interfere with the operation of Landlord’s security system, if any, and the Building systems and equipment. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Tenant’s Security System shall be installed by Tenant in accordance with the terms of Article 8 of this Lease.

7.	REPAIRS

7.1    Tenant’s Repair Obligations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. To the extent that any of the foregoing maintenance or repair obligations of Tenant pursuant to this Section 7.1 involve electrical, low voltage, cabling or similar work, such work shall be performed in accordance with the terms of Section 8.6 of this Lease.

7.2    Landlord’s Repair Obligations. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls (including exterior windows), foundation and roof (including roof membrane) of the Building, the structural portions of the floors of the Building, and the base Building systems and equipment of the Building and Common Areas and maintaining same in good order and repair consistent with a First Class Life Sciences Project, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that Landlord shall use commercially reasonable efforts to minimize any disturbance of Tenant’s use and occupancy of the Premises for the Permitted Use. Tenant hereby waives

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any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

8.	ADDITIONS AND ALTERATIONS

8.1    Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following fifteen (15) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work. The construction of the Tenant Improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2    Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request (subject to Section 8.5 below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3    Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount reasonably approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord . Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5    Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end

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of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises (excluding, however, the Tenant Improvements initially constructed in the Initial Occupancy Premises pursuant to Exhibit B, and, to the extent materially consistent with the Tenant Improvements initially constructed in the lab portion of the Initial Occupancy Premises, the Tenant Improvements initially constructed in the Delayed Occupancy Premises) and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a condition comparable to that which existed upon Landlord’s delivery of the Premises to Tenant; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall promptly notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a condition comparable to that which existed upon Landlord’s delivery of the Premises to Tenant (excepting normal wear and tear and damage by casualty), Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6    Union Contractors. Notwithstanding anything to the contrary in this Article 8 or elsewhere in this Lease, prior to starting work on any Alterations (other than the Tenant Improvements described in Exhibits B-1, B-2 and B-3, which shall be contracted for by Landlord in accordance with the terms thereof), Tenant shall engage contractors and subcontractors specified by Landlord who (i) are bound by and signatory to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed on the Project and (b) which is an Approved Building Trades Department Contractor or Subcontractor, and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits (“Union Contractors”). Tenant may reasonably approve such contractors and subcontractors so long as they are Union Contractors in all instances. For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor who is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor which is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work on the Premises), the jurisdictional limitations established by the local BCTD. All Alterations, including the Tenant Improvements, to be performed within the Building and Premises by or on behalf of Tenant or anyone claiming by or under Tenant shall be performed by Union Contractors. More specifically, Tenant warrants that all contractors, subcontractors and craftspersons performing Alterations, including without limitation the Tenant Improvements, shall be current members of trade unions governing their respective trades. In the event that Tenant engages any Union Contractors in accordance with the provisions of this Section 8.6, Landlord shall reimburse Tenant for the amount by which the cost of the work performed by such Union Contractor exceeds the anticipated cost of such work if the same were performed by a non-Union Contractor, as determined based on at least one bid obtained by Tenant from one or more non-Union Contractors reasonably approved by Landlord, or, if Tenant is unable to secure any such bids, then as reasonably determined by Landlord (the “Union Premium”); provided, however, in no event shall Tenant be required to obtain bids from any Union Contractors in connection with the calculation of the Union Premium. Landlord shall reimburse Tenant for the Union Premium within thirty (30) days after Landlord’s receipt of Tenant’s written demand for the same, which demand shall include invoices and lien releases from the Union Contractor that performed the work for which reimbursement is sought. Notwithstanding anything to the contrary contained this Section 8.6 above, in the event that either (i) Landlord fails to specify a Union Contractor reasonably acceptable to Tenant within thirty (30) days following a written request therefor by Tenant to Landlord, or (ii) a Union Contractor is not reasonably available to perform certain work in connection with any Alterations or Tenant Improvements (i.e., within forty-five (45) days of Tenant’s proposed time frames, as evidenced by complete plans and specifications for such work), then Tenant may proceed to engage a non-Union Contractor to perform such work.

9.    COVENANT AGAINST LIENS    Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection

HCP, INC.
[10355 Science Center Drive]
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therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.	INSURANCE

10.1    Indemnification and Waiver. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord Parties, or Landlord’s breach of the terms of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term (and any period of holding over by Tenant) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2    Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1    Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and	$2,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate

HCP, INC.
[10355 Science Center Drive]
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Personal Injury Liability	$3,000,000 each occurrence
$3,000,000 annual aggregate

10.3.2    Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises made during the Lease Term. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3    Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4    Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5    Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the express waiver of subrogation.

10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.	DAMAGE AND DESTRUCTION

11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently,

HCP, INC.
[10355 Science Center Drive]
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subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) and (iii) of this Lease to the extent such insurance proceeds relate to damage of which Landlord is undertaking restoration, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall, in its reasonable discretion, select the contractor to perform such improvement work; provided that Landlord shall require the selected contractor to bid each of the major subcontractors (as reasonably determined by Landlord) with at least three (3) qualified subcontractors and Tenant shall have the right to select the subcontractors from among the bidding subcontractors that (a) submitted qualified bids which were consistent with the bid assumptions and directions, and (b) committed to Landlord’s time schedule for construction of the improvements. Landlord shall not be liable for any reasonable inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2    Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least $100,000 of the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of sixty (60) days or more.

HCP, INC.
[10355 Science Center Drive]
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11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.    NONWAIVER    No provision of this Lease shall be deemed waived by either party hereto unlessexpressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.    CONDEMNATION    If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses.

14.	ASSIGNMENT AND SUBLETTING

14.1    Transfers. Except as permitted in Section 14.8 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as

HCP, INC.
[10355 Science Center Drive]
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“Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (not to exceed $2,500), within thirty (30) days after written request by Landlord.

14.2    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1    The Transferee is of a character, reputation, or engaged in a business or proposes to use the Premises or sublet Premises, as the case may be, which is not consistent with the quality of the Building or the Project;

14.2.2    The Transferee is either a governmental agency or instrumentality thereof;

14.2.3    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4    The Transferee is a person or entity with whom Landlord is then negotiating to lease space in the Building (including any existing tenant of the Building with whom Landlord is then negotiating to lease additional or expansion space in the Building);

14.2.5    Tenant is then in default hereunder beyond any applicable cure period herein provided;

14.2.6    In the event of a sublease, (i) Tenant is negotiating a lower rental rate than the average rental rate then being paid by tenants in the Building, (ii) the Transferee is not expressly subject to all of the obligations of Tenant under this Lease nor restricted from further Transferring the sublease without Landlord’s prior written consent in each instance, and (iii) the sublease expires beyond the Lease Expiration Date or the termination date of any applicable additional term; or

14.2.7    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this

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Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, (iii) fees paid to Landlord in connection with Tenant’s request for consent, and (iv) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer (but shall not include, in the case of an assignment, any payment by Transferee to Tenant in an amount equal to the security deposit then held by Landlord, and, in the case of a sublease, the amount of any security deposit paid by Transferee to Tenant). The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4    Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14 (except for Section 14.8), in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice (a “Recapture Notice”) to Tenant within fifteen (15) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord delivers a Recapture Notice to Tenant with respect to a Transfer of less than the entire Premises, Tenant may within ten (10) days after Tenant’s receipt of such Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the proposed Transfer. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such fifteen (15) business day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space

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consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partnership interests in Tenant (except with respect to transfers to other then-existing holders of a partnership interest in Tenant), within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death or to other then-existing shareholders of Tenant), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8    Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (B) ) a sale of interests (partnership, stock, membership or other) in Tenant in connection with either a bonafide financing for the benefit of the Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord prior to the effective date of any such assignment or sublease (or promptly following the same if prior notice is not appropriate under applicable securities or other law) and promptly supplies Landlord with any documents or information

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reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) Tenant is not then in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) in the event of an assignment, such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15.    SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3    Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least ninety (90) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract reasonably approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials for which Tenant is responsible under the terms of this Lease; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws for which Tenant is responsible under the terms of this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4    Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall surrender the Premises and Building such that the same are in compliance with all Applicable Laws (subject to Section 15.3 above) and with Tenant having complied with all of Tenant’s obligations under this Lease, including those

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relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall promptly reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform the cure of such noncompliance to be in holdover under Article 16 of this Lease.

16.    HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to (i) one hundred twenty-five percent (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the first (1st) month of such holdover, and (ii) one hundred fifty percent (150%) thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.    ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.    SUBORDINATION This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”). Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be

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observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord shall use commercially reasonable efforts to deliver to Tenant, (x) with respect to each existing Superior Holder, within sixty (60) days following the full execution and delivery of this Lease and (y) with respect to each future Superior Holder, prior to the creation of an interest in any portion of the Project in such new Superior Holder, a commercially reasonable subordination non-disturbance and attornment agreement , which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as an event of default beyond any applicable notice and cure periods by Tenant is not then continuing (a “SNDAA”) executed by Landlord and any existing Superior Holder.

19.    DEFAULTS; REMEDIES

19.1    Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2    Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3    Abandonment of the entire Premises by Tenant; or

19.1.4    The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5    Tenant’s failure to take possession of the Premises within ten (10) business days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2    Remedies Upon Default. Upon the occurrence of any event of default by Tenant (as described in Section 19.1 above), Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)    The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

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(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5    Landlord Default.

19.5.1    General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease

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unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2    Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event during the Eligibility Period, or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.    COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.    SECURITY DEPOSIT

21.1    In General. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease (and such default is not cured within the applicable cure period under this Lease), including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future

HCP, INC.
[10355 Science Center Drive]
-34-	[GenomeDx Biosciences, Corp.]

may have, under Section 1950.7 (excluding subsection 1950.7(b)) of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the subject premises. Tenant acknowledges and agrees that (a) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (b) rather than be so limited, Landlord may claim from the Security Deposit (1) any and all sums expressly identified in this Article 21, above, and (2) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

21.2    Reduction in Security Deposit.

21.2.1    Subject to the terms hereof, provided that (A) Tenant satisfied the “Financial Condition” (as defined in Section 21.3, below), and (B) Tenant has not previously been in default under this Lease beyond any applicable notice and cure periods and is then not in default under this Lease, the Security Deposit shall be reduced to $47,599.00. In connection therewith, provided that the Financial Condition has been satisfied, then Tenant shall have the right to deliver a notice to Landlord (the “Security Deposit Financial Condition Reduction Notice”), which notice shall include reasonable evidence as described in Section 21.3 below demonstrating that Tenant has satisfied the Financial Condition, requesting that Landlord return the excess Security Deposit held by Landlord pursuant to the terms hereof, in which event Landlord shall within thirty (30) days thereafter, issue a check payable to Tenant in the amount of the excess Security Deposit. Until such time as Tenant shall deliver the Security Deposit Financial Condition Reduction Notice in accordance with the terms hereof, all amounts originally held by Landlord as a security deposit shall remain a part of the Security Deposit pursuant to the terms hereof.

21.2.2    Notwithstanding anything to the contrary in this Section 21.2, in the event that as of the end of each of the first three (3) Lease Years both (i) Tenant has not delivered a Security Deposit Financial Condition Reduction Notice to Landlord, and (ii) Tenant is not then in default under this Lease, then the Security Deposit shall be reduced by $50,800.33 as of the end of each such Lease Year. Tenant shall have the right to deliver a notice to Landlord (the “Security Deposit Anniversary Reduction Notice”) on or after each such reduction date, requesting that Landlord return the excess Security Deposit held by Landlord pursuant to the terms hereof, in which event Landlord shall within thirty (30) days thereafter, issue a check payable to Tenant in the amount of the excess Security Deposit. For the avoidance of doubt, (A) following all three such reductions in the amount of the Security Deposit pursuant to this Section 21.2.2, the Security Deposit shall equal $47,599.00, and (B) if the Security Deposit is reduced pursuant to the terms of Section 21.2.1, above, then Tenant shall thereafter not have the right to reduce the Security Deposit pursuant to this Section 21.2.2. Until such time as Tenant shall deliver the Security Deposit Anniversary Reduction Notice in accordance with the terms hereof, all amounts originally held by Landlord as a security deposit shall remain a part of the Security Deposit pursuant to the terms hereof.

21.3    Financial Condition. The “Financial Condition” as used in this Lease shall refer to the condition that Tenant shall have the amount of “Available Cash,” as set forth in the following table, as of the corresponding “Test Point” set forth in the following table. The term “Available Cash” shall mean the total cash deposits held by Tenant in Tenant’s account as working capital, as evidenced by bank and/or investment account statements, as applicable; provided that Available Cash shall not include any cash deposits held by Tenant which are a subterfuge by Tenant in order to satisfy the Financial Condition. Notwithstanding the foregoing, Tenant shall have the right (in Tenant’s sole discretion) to have Available Cash include the total cash deposits held by an entity which controls Tenant, or is under common control with Tenant (an “Affiliate Entity”), in such Affiliate Entity’s account as working capital; provided that, in the event that Tenant elects to include such cash deposits of its Affiliate Entity in determining the amount of Available Cash, such Affiliate Entity shall execute, and deliver to Landlord, a guaranty of this Lease materially in the form attached hereto as Exhibit F prior to any reduction in the Security Deposit pursuant to the terms and conditions of Section 21.2.1 above.

Test Point	Available Cash
Lease Commencement Date	$20,000,000

HCP, INC.
[10355 Science Center Drive]
-35-	[GenomeDx Biosciences, Corp.]

The three (3) month anniversary of the Lease Commencement Date	$17,500,000
The six (6) month anniversary of the Lease Commencement Date	$15,000,000
The nine (9) month anniversary of the Lease Commencement Date	$12,500,000
The twelve (12) month anniversary of the Lease Commencement Date	$10,000,000

22.    COMMUNICATIONS AND COMPUTER LINE Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines installed by Tenant located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23.    SIGNS

23.1    Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage on the existing Building monument sign (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms of this Lease shall be unaffected.

23.2    Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “GenomeDx Bioscience Corp..”

23.3    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4    Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and any Permitted Transferee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

HCP, INC.
[10355 Science Center Drive]
-36-	[GenomeDx Biosciences, Corp.]

23.5    Identification Signage. Tenant may, at Tenant’s sole cost and expense, install identifying signage outside the entrance to the Premises, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.6    Building Directory. If a building directory is located in the lobby of the Building, then Tenant shall have the right, at Tenant’s expense, to use up to one (1) line on such directory for Tenant’s name to be displayed in building standard font and size. Any changes to the initial strips on the Building directory shall be at Tenant’s sole cost and expense.

24.    COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Applicable Laws”). Following the Lease Commencement Date, at its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, or (iii) the Building, but as to the Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements. Should any Applicable Law now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such Applicable Law. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the Applicable Laws to the extent required in this Article 24. Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws to the Premises or Tenant’s specific use or occupancy of the Premises; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or Tenant, (d) create a significant health hazard for the employees and/or invitees of Landlord or Tenant, (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord, or would materially and adversely affect the use of or access to the Building by Landlord. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises.

25.    LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first late payment in any twelve (12) month period (but in no event with respect to any subsequent late payment in any twelve (12) month period) during the Lease Term that Tenant fails to timely pay Rent or another sum due under this Lease, provided that such late payment is made within three (3) business days following the expiration of the five (5) business day period following written notice. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

HCP, INC.
[10355 Science Center Drive]
-37-	[GenomeDx Biosciences, Corp.]

26.    LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1    Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2    Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.    ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Except in the event of an emergency, Tenant shall have the right to have an employee of Tenant accompany Landlord in connection with any such entry, provided that Landlord shall not be required to delay or reschedule any such entry due to the unavailability of Tenant’s employee.

28.    TENANT PARKING Tenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site parking facility (or facilities) which serve the Project. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29.    MISCELLANEOUS PROVISIONS

29.1    Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of

HCP, INC.
[10355 Science Center Drive]
-38-	[GenomeDx Biosciences, Corp.]

Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5    Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6    Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7    Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

HCP, INC.
[10355 Science Center Drive]
-39-	[GenomeDx Biosciences, Corp.]

29.13    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.

29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18    Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP, INC.
[10355 Science Center Drive]
-40-	[GenomeDx Biosciences, Corp.]

Torrey Pines Science Center Limited Partnership

c/o HCP, Inc.

462 Stevens Avenue, Suite 107

Solana Beach, California 92075

Attention: Mike Dorris

with a copy to:

Torrey Pines Science Center Limited Partnership

c/o HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806-2473

Attn: Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19    Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20    Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.

29.21    Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22    Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

HCP, INC.
[10355 Science Center Drive]
-41-	[GenomeDx Biosciences, Corp.]

29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay Brokers a commission pursuant to a separate written agreement. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26    Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed).

29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except as otherwise required by Applicable Law (including applicable securities regulations), Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and current or prospective assignees, subtenants, investors, lender and purchasers.

29.29    Development of the Project.

29.29.1    Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2    Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30    No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation

HCP, INC.
[10355 Science Center Drive]
-42-	[GenomeDx Biosciences, Corp.]

by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32    Rooftop Rights. In accordance with, and subject to, the terms and conditions set forth in Article 8 (except for any consent rights of Landlord in Section 8.1 above, which shall be superseded for the purposes of this Section 29.32 by Section 29.32.2 below), Tenant may install and maintain, at Tenant’s sole cost and expense, the following equipment: (i) one (1) satellite dish/antennae on the roof of the Building for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) and related communications equipment servicing the business conducted by Tenant from within the Premises, and (ii) supplemental HVAC equipment (all such equipment is defined collectively as the “Telecommunications and HVAC Equipment”).

29.32.1    Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications and HVAC Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications and HVAC Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.

29.32.2    In the event Tenant elects to exercise its right to install any Telecommunications and HVAC Equipment, then Tenant shall give Landlord prior notice thereof. Such Telecommunications and HVAC Equipment shall be installed (i) pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed, and (ii) in a manner which will not invalidate any warranty held by Landlord with respect to the roof or the roof membrane. In addition, the physical appearance, size and weight of the Telecommunications and HVAC Equipment shall be subject to Landlord’s reasonable approval. The location of any such installation of the Telecommunications and HVAC Equipment shall be designated by Tenant subject to Landlord’s reasonable approval, and Landlord may require Tenant to install screening around such Telecommunications and HVAC Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in reviewing such Telecommunications and HVAC Equipment. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications and HVAC Equipment, and Landlord shall have no liability therewith; provided that if any such damage is covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Such Telecommunications and HVAC Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. In no event shall any such Telecommunications and HVAC Equipment unreasonably interfere with any rooftop equipment of any other tenant or occupant of the Building or Project, or interfere with any rooftop equipment of any other third-party with whom Landlord has any third-party agreement.

29.32.3    Tenant shall maintain such Telecommunications and HVAC Equipment, at Tenant’s sole cost and expense. Tenant shall remove such Telecommunications and HVAC Equipment upon the expiration or earlier termination of the Lease. In connection with any such removal, Tenant shall return the affected portion of the rooftop and the Premises to the condition the rooftop and the Premises would have been in had no such Telecommunications and HVAC Equipment been installed (reasonable wear and tear excepted).

HCP, INC.
[10355 Science Center Drive]
-43-	[GenomeDx Biosciences, Corp.]

29.32.4    Landlord reserves the right, upon not less than thirty (30) days prior written notice to Tenant, to substitute the area in which the Telecommunications and HVAC Equipment is located for a comparable area on the roof of the Building reasonably approved by Tenant, provided that Tenant shall promptly relocate the Telecommunications and HVAC Equipment and Landlord shall pay all expenses reasonably incurred in moving Tenant’s Telecommunications and HVAC Equipment to such new location, within thirty (30) days after Landlord’s receipt from Tenant of invoices marked as paid, unconditional mechanic’s lien releases and other supporting documentation as Landlord may reasonably request. In the event Landlord elects to exercise its right to relocate such Telecommunications and HVAC Equipment, Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s reception or transmission or materially interfere with Tenant’s normal day-to-day business at the Premises.

29.32.5    For the purposes of determining Tenant’s obligations under this Lease with respect to its use of the Telecommunications and HVAC Equipment and areas of the Building in which the Telecommunications and HVAC Equipment is located, the areas in which the Telecommunications and HVAC Equipment is located (to the extent outside the Premises) shall be deemed to be a portion of the Premises (but Tenant shall have no obligation to pay Rent with respect to such portion); consequently, all of the provisions of this Lease with respect to Tenant’s obligations as to the Premises shall apply to the installation, use and maintenance of the Telecommunications and HVAC Equipment, including, without limitation, the provisions relating to insurance, indemnity, repairs and maintenance, and compliance with laws.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership		TENANT: GENOMEDX BIOSCIENCES CORP., a Delaware corporation

		By:	/s/ David Matthews

By:	/s/ Jonathan M. Bergschneider	David Matthews
Print Name
Jonathan M. Bergschneider
Print Name		Its:	CFO

Its:	Executive Vice President
By:

Print Name

Its:

HCP, INC.
[10355 Science Center Drive]
-44-	[GenomeDx Biosciences, Corp.]

EXHIBIT A

10355 SCIENCE CENTER DRIVE

OUTLINE OF PREMISES

HCP, INC.
EXHIBIT A	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

EXHIBIT A-1

10355 SCIENCE CENTER DRIVE

PROJECT SITE PLAN

HCP, INC.
EXHIBIT A-1	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

EXHIBIT A-2

INITIAL OCCUPANCY PREMISES AND DELAYED OCCUPANCY PREMISES

HCP, INC.
EXHIBIT A-2	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

EXHIBIT B-1

10355 SCIENCE CENTER DRIVE

TENANT WORK LETTER

SECTION 1

MOVING AND CABLING ALLOWANCE

Tenant shall be entitled to an allowance (the “Moving and Cabling Allowance”) in an amount equal to Twenty-Two Thousand Four and No/100 Dollars ($22,004.00) (i.e., an amount equal to $2.00 per rentable square foot of the Premises) to be utilized by Tenant for “Moving Costs,” as that term is defined, below, and the cost of installing cabling in the Premises. Subject to Section 2 below, in no event shall Landlord be obligated to disburse any portion of the Moving and Cabling Allowance for any purpose other than reimbursement for reasonable out-of-pocket costs and expenses actually incurred by Tenant in relocating to the Premises and/or for cabling to be used in the Premises (collectively, “Moving Costs”). Provided that the Lease Commencement Date has occurred and that the relocation of Tenant’s business to the Premises is completed or underway, Landlord shall disburse the Moving and Cabling Allowance for Moving Costs within thirty (30) days following receipt by Landlord of invoices marked as having been paid or other evidence in form and content reasonably satisfactory to Landlord in support of such costs and expenses. Landlord shall only be obligated to disburse any component of the Moving and Cabling Allowance to the extent the same is incurred by Tenant. In no event shall the Moving and Cabling Allowance provided for herein be available to Tenant as a credit against rent or other amounts owing to Landlord pursuant to this Lease or in any manner other than as expressly provided in this Lease. Further, in no event shall Landlord’s disbursements hereunder exceed the Moving and Cabling Allowance.

SECTION 2

APPLICATION OF MOVING AND CABLING ALLOWANCE TO TENANT IMPROVEMENTS

Tenant may in its sole discretion elect, by providing Landlord with written notice thereof, to apply some or all of the Moving and Cabling Allowance to (i) the cost of Tenant Improvements with respect to either or both of the Initial Occupancy Premises or the Delayed Occupancy Premises, in each case subject to the terms and conditions in the corresponding Tenant Work Letter, and/or (ii) any fees or other expenses payable to Tenant’s construction manager in connection with any of the Tenant Improvements; provided that in no event shall such election increase the total amount of the Moving and Cabling Allowance.

SECTION 3

DEADLINE FOR USE OF MOVING AND CABLING ALLOWANCE

In the event that Tenant shall fail to utilize the Moving and Cabling Allowance (or to submit documentation for payment as provided for herein) within one hundred eighty (180) days following the Lease Commencement Date (the “Allowance Termination Date”), then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto; provided that the Moving and Cabling Allowance shall remain available to Tenant to the extent that Tenant has elected on or prior to the Allowance Termination Date to apply the Moving and Cabling Allowance to Tenant Improvements pursuant to Section 2 above.

HCP, INC.
EXHIBIT B-1	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

EXHIBIT B-2

10355 SCIENCE CENTER DRIVE

TENANT WORK LETTER FOR INITIAL OCCUPANCY PREMISES

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Initial Occupancy Premises. The terms of this Tenant Work Letter shall not be applicable to the Delayed Occupancy Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit B-2 and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

TENANT IMPROVEMENTS

1.1    Landlord Work.

1.1.1    Notwithstanding anything set forth in this Lease to the contrary, upon the Lease Commencement Date, the Building Systems, as that term is defined below, shall be in good working condition and repair, and Landlord hereby covenants that the Building Systems shall remain in good working condition for a period of one (1) year following the Lease Commencement Date. Notwithstanding anything in this Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the Building Systems during such one (1) year period (“Landlord’s Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant, or by any modifications, Alterations, or improvements constructed by or on behalf of Tenant. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the reasonable cost of such repair. If it is determined that any portion of the Building Systems were not in good working condition and repair at any time prior to the expiration of the Landlord’s Warranty, then Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion. In addition, Landlord covenants that to its actual knowledge the Building structure (including, without limitation, the exterior and structural components of the Building) is without material defect that would material impact Tenant’s ability to use the Premises for the Permitted Use, as of the date of this Lease. As used in this Tenant Work Letter, the “Building Systems” shall mean the base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord.

1.1.2    Landlord shall, at Landlord’s sole cost and expense, perform such work as in necessary to multi-tenant the Building, including, without limitation, code-compliant separation to the Building, the main lobby, Common Area restrooms, common conference rooms and common lunch rooms.

1.1.3    To the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for the Permitted Use, Landlord shall cause the Building, including the Initial Occupancy Premises, to comply with applicable building codes and other governmental laws, ordinances and regulations, including but not limited to those related to handicap access (collectively, “Building Codes”), which were enacted and enforced as of the date of this Lease; provided, however, Landlord shall not be obligated to cause the Building to comply with applicable Building Codes to the extent such requirement is triggered by the unique nature

HCP, INC.
EXHIBIT B-2	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

of Tenant’s specific use of the Premises for other than general office use and general laboratory use typical of tenants in the Building.

1.2    Tenant Improvements. Landlord and Tenant have approved that certain “GDX Construction Change” plans prepared by Ferguson Pape Baldwin Architects dated September 2, 2014 and submitted to the City of San Diego on September 2, 2014 (the “Approved Working Drawings”). Landlord shall construct the improvements in the Premises (the “Turn-Key Tenant Improvements”) in good workmanlike condition pursuant to the Approved Working Drawings, and Tenant shall make no changes or modifications to the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification is reasonably likely to directly or indirectly materially delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Tenant Work Letter, of the Premises or increase the cost of designing or constructing the Turn-Key Tenant Improvements. Notwithstanding the foregoing, the Turn-Key Tenant Improvements shall specifically exclude (i) any improvements set forth in the Approved Working Drawings which are located outside of the Premises, and (ii) the Excluded Improvements (as that term is defined below). The Turn-Key Tenant Improvements shall be constructed in accordance with Landlord’s Building standards, using Building standard methods, materials and finishes. Tenant shall not be responsible for any unforeseen costs in the construction of the Turn-Key Tenant Improvements, whether arising out of a deficiency of the Building or otherwise, unless such increase cost is due to the act or omission of Tenant. Notwithstanding the foregoing, except as specifically set forth in Section 2, below, the Turn-Key Tenant Improvements shall not include built-in furniture, equipment, cubicle systems (including the cabling and phone wiring), personal property and/or any above-standard electrical, mechanical or plumbing systems. For purposes of this Exhibit B-2, the term “Excluded Improvements” shall mean, collectively, the following items or improvements which are set forth in the Approved Working Drawings: (A) Pass Through Door from Pre-PCR area to Post-PCR area, (B) Sink at Post-Gowning, (C) Coat Hook Panels, (D) Half Lites at Lab Doors, (E) Add Leafs to 3 doors, (F) Storefront Doors at 4 Conference Rooms, (G) Floor Boxes – 6 at open office, (H) Card Reader at Lab Door.

SECTION 2

TENANT IMPROVEMENTS ALLOWANCE

2.1    Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $2.00 per rentable square foot of the Initial Occupancy Premises to pay for both (i) the Excluded Improvements and (ii) Tenant requested changes to the Approved Working Drawings (collectively, the “Elective Tenant Improvements” and, together with the Turn-Key Tenant Improvements, the “Tenant Improvements”); provided that Tenant may in its sole discretion elect to apply some or all of the Tenant Improvement Allowance to any fees or other expenses payable to Tenant’s construction manager in connection with any of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the second (2nd) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Elective Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vendor must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be reasonably approved by Landlord. All Elective Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against

HCP, INC.
EXHIBIT B-2	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

Landlord relating to, or arising out of the construction of, the Tenant Improvements (except to the extent such claims arise out of Landlord’s gross negligence).

SECTION 4

INTENTIONALLY OMITTED

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1    Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises to the architect’s reasonable satisfaction, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2    Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in this Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in of this Lease, as a direct, indirect, partial, or total result of:

5.2.1    Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2    A breach by Tenant of the terms of this Tenant Work Letter or this Lease;

5.2.3    Tenant’s request for changes to the Tenant Improvements;

5.2.4    Tenant failure to timely pay to Landlord the Over-Allowance Amount;

5.2.5    Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in this Lease, or which are different from, or not included in, Landlord’s standard improvement package items for the Building; or

5.2.6    Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1    Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to Section 1.4 of this Lease, provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Initial Occupancy Premises at least thirty (30) days prior to the Substantial Completion of the Initial Occupancy Premises for the purpose of Tenant installing Tenant’s furniture, equipment and/or fixtures (including Tenant’s data and telephone equipment) in the Initial Occupancy Premises. Prior to Tenant’s entry into the Initial Occupancy Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall detail the timing and purpose of

HCP, INC.
EXHIBIT B-2	[10355 Science Center Drive]
-3-	[GenomeDx Biosciences, Corp.]

Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2    Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3    Tenant’s Representative. Tenant has designated Dave Matthews, Chief Financial Officer as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4    Landlord’s Representative. Landlord has designated Ken Richter of PMA, Inc. as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5    Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained by Tenant in connection with the Tenant Improvements shall be union labor in compliance with the then existing master labor agreements.

6.6    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in this Lease beyond any applicable cure period has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

6.8    Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Work Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within three (3) business days following request by Landlord.

HCP, INC.
EXHIBIT B-2	[10355 Science Center Drive]
-4-	[GenomeDx Biosciences, Corp.]

EXHIBIT B-3

TENANT WORK LETTER FOR DELAYED OCCUPANCY PREMISES

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Delayed Occupancy Premises. The terms of this Tenant Work Letter shall not be applicable to the Initial Occupancy Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Delayed Occupancy Premises, in sequence, as such issues will arise during the actual construction of the Delayed Occupancy Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE DELAYED OCCUPANCY PREMISES

Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Delayed Occupancy Premises and (ii) of the floor of the Building on which the Delayed Occupancy Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Delayed Occupancy Premises which were in existence prior to the construction of the tenant improvements in the Delayed Occupancy Premises for the prior tenant of the Delayed Occupancy Premises. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Tenant shall accept the Base, Shell and Core from Landlord in their presently existing, “as-is” condition.

SECTION 2

TENANT IMPROVEMENTS

2.1    Tenant Improvement Allowance. Provided that Tenant has satisfied the Financial Condition set forth in Section 21.2 of the Lease, then Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $70.00 per usable square foot of the Delayed Occupancy Premises for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed (including furniture, equipment and equipment attached to the walls, ceiling or slab) to the Delayed Occupancy Premises (the “Tenant Improvements”); provided that Tenant may in its sole discretion elect to apply up to $10,000.00 of the Tenant Improvement Allowance to any fees or other expenses payable to Tenant’s construction manager in connection with any of the Tenant Improvements. Subject to Section 2.3 below, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter if Tenant fails to satisfy the Financial Condition set forth in Section 21.2 of the Lease, and, if Tenant does satisfy the Financial Condition set forth in Section 21.2 of the Lease, then in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Subject to Section 2.3 below, in the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the second (2nd) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vendor must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be reasonably approved by Landlord. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant at the time Landlord approves the Final Working Drawings, require Tenant, at Tenant’s expense, to remove any Tenant Improvements and to repair any damage to the Delayed Occupancy Premises and Building caused by such removal and return the affected portion of the Delayed Occupancy Premises to their condition existing prior to the installment of such Tenant Improvements; provided further, however,

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

Landlord shall not require Tenant to remove any Tenant Improvement to the extent the same are materially consistent with the Tenant Improvements initially construction in the lab portion of the Initial Occupancy Premises.

2.2    Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1    Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $6.00 per rentable square foot of the Delayed Occupancy Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.4    The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.6    The cost of connection of the Delayed Occupancy Premises to the Building’s energy management systems;

2.2.7    The cost of the “Landlord Supervision Fee,” as that term is defined in Section 4.3.2 of this Tenant Work Letter;

2.2.8    Sales and use taxes and Title 24 fees; and

2.2.9    All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.3    Disbursement at End of Term. Notwithstanding anything to the contrary in this Section 2, in the event that (i) Landlord did not pay to Tenant the Tenant Improvement Allowance during the Lease Term by virtue of Tenant’s failure to satisfy the Financial Condition, (ii) Tenant nevertheless constructed some or all of the Tenant Improvements contemplated by this Tenant Work Letter, and (iii) this Lease is not terminated early due to a default by Tenant, then promptly following the Lease Expiration Date, Landlord shall pay to Tenant an amount equal to the amount spent by Tenant for Tenant Improvement Allowance Items (in accordance with the other terms of this Tenant Work Letter), up to the amount of the Tenant Improvement Allowance.

2.4    Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Delayed Occupancy Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain reasonable Specifications. Landlord may make reasonable changes to the Specifications for

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

the Standard Improvement Package from time to time; provided that the Specifications shall be consistent with the Space Plan attached as Schedule 1 to Exhibit B-2 of this Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1    Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner mutually and reasonably acceptable to Landlord and Tenant (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2    Final Space Plan. Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Delayed Occupancy Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver four (4) copies signed by Tenant of the Final Space Plan to Landlord for Landlord’s reasonable approval.

3.3    Final Working Drawings. Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Delayed Occupancy Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit two (2) copies signed by Tenant of the same to Landlord for Landlord’s reasonable approval.

3.4    Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4. 1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Delayed Occupancy Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change is reasonably likely to directly or indirectly delay the “Substantial Completion” (as defined in Exhibit B-2 above) of the Delayed Occupancy Premises as that term is defined in Section 5.1 of this Tenant Work Letter.

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-3-	[GenomeDx Biosciences, Corp.]

3.5    Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of this Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be reasonably determined by Landlord, to discuss Tenant’s progress in connection with the same.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1    Contractor. A contractor mutually and reasonably acceptable to Landlord and Tenant (“Contractor”) shall construct the Tenant Improvements.

4.2    Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3    Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1    Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord promptly upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2    Landlord’s Retention of Contractor. Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings (subject to the following sentence) and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the sum of (i) an amount equal to six percent (6%) of the first $100,000.00 of the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter), and (ii) an amount equal to three percent (3%) of any amount of the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter) that exceeds $100,000.00. In the event of a conflict between the Approved Working Drawings and Landlord’s construction rules and regulations, Landlord shall determine which shall prevail, making a reasonable effort to preserve the result of the Approved Working Drawings. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has a fully executed and delivered contract with Contractor for the construction of the Tenant Improvements, (b) Tenant has procured and delivered to Landlord a copy of all Permits, and (c) Tenant has delivered to Landlord the Over-Allowance Amount.

4.3.3    Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-4-	[GenomeDx Biosciences, Corp.]

4.3.4    Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Delayed Occupancy Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, within thirty (30) days following the Substantial Completion of the Delayed Occupancy Premises, Tenant shall have prepared and delivered to the Building two (2) copies signed by Tenant of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

SECTION 5

INTENTIONALLY OMITTED

SECTION 6

MISCELLANEOUS

6.1    Tenant’s Entry Into the Delayed Occupancy Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Delayed Occupancy Premises, Contractor shall allow Tenant access to the Delayed Occupancy Premises prior to the Substantial Completion of the Delayed Occupancy Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Delayed Occupancy Premises. Prior to Tenant’s entry into the Delayed Occupancy Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Delayed Occupancy Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2    Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Delayed Occupancy Premises.

6.3    Tenant’s Representative. Tenant has designated Dave Matthews, Chief Financial Officer as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4    Landlord’s Representative. Landlord has designated Landlord has designated Ken Richter of PMA, Inc. as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5    Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall be from a list of supplied by Landlord and shall all be union labor in compliance with the then existing master labor agreements.

6.6    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-5-	[GenomeDx Biosciences, Corp.]

6.7    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in this Lease, or a default by Tenant under this Tenant Work Letter, beyond any applicable cure periods has occurred at any time on or before the Substantial Completion of the Delayed Occupancy Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Delayed Occupancy Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Delayed Occupancy Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

HCP, INC.
EXHIBIT B-3	[10355 Science Center Drive]
-6-	[GenomeDx Biosciences, Corp.]

EXHIBIT C

10355 SCIENCE CENTER DRIVE

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the building located at , California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:

,
a

By:
Its:

HCP, INC.
EXHIBIT C	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

Agreed to and Accepted as of , 20 .

“Tenant”:

a

By:
Its:

HCP, INC.
EXHIBIT C	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

EXHIBIT D

10355 SCIENCE CENTER DRIVE

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Lease (the “Lease”) made and entered into as of             , 20     by and between                      as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at                             , California, certifies as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned currently occupies the Premises described in the Lease, the Lease Commencement Date commenced on                     , and the Lease Expiration Date will occur on

3.        The undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as follows:                     .

4.        Base Rent became payable on                     .

5.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

6.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto, except as follows:

7.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $            .

8.        To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder and the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder, except as follows:                     .

9.        The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions, except as follows:                     .

10.        No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease, except as follows:                     .

11.        As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord, except as follows:                     .

12.        If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

13.        There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

HCP, INC.
EXHIBIT D	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

14.        To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except as follows:                     .

15.        All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met, except as follows:                     .

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the          day of             , 200    .

“Tenant”:

,
a

By:
Its:

By:
Its:

HCP, INC.
EXHIBIT D	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

EXHIBIT E

10355 SCIENCE CENTER DRIVE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:
Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0    PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0     HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

HCP, INC.
EXHIBIT E	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0     HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ☐ No ☐

3-5.	If so, please describe.

4.0    USTS/ASTS

HCP, INC.
EXHIBIT E	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes     No

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:
Integrity	testing Inventory reconciliation Leak detection system
Overfill	spill protection Secondary containment Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐

If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

Yes ☐ No ☐

If yes to either question, please describe.

5.0     ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing

HCP, INC.
EXHIBIT E	[10355 Science Center Drive]
-3-	[GenomeDx Biosciences, Corp.]

material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0     REGULATORY

6-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☐

If so, please attach a copy of this permit.

6-2. Has a Hazardous Materials Business Plan been developed for the site?	Yes ☐ No ☐

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:
Name:
Title:
Date:
Telephone:

HCP, INC.
EXHIBIT E	[10355 Science Center Drive]
-4-	[GenomeDx Biosciences, Corp.]

EXHIBIT F

10355 SCIENCE CENTER DRIVE

FORM OF GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of             , 20    , by                     , a                      (the “Guarantor”), whose address is as set forth in Section 10 hereof, in favor of TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, Delaware limited partnership (“Landlord”).

WHEREAS, Landlord and GENOMEDX BIOSCIENCES CORP., a Delaware corporation (“Tenant”) have entered into that certain Lease dated September 25, 2014 (the “Lease”) concerning that certain premises commonly known as Suites 4 and 5 and located on the second (2nd) floor of that certain building located at 10355 Science Center Drive, San Diego, California 92121; and

WHEREAS, Guarantor has a financial interest in the Tenant; and

WHEREAS, Tenant would not be entitled to include the cash deposits of Guarantor in determining the Available Cash (as that term is defined in Section 21.3 of the Lease) pursuant to Sections 21.2 and 21.3 of the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW, THEREFORE, for and in consideration, and as a material inducement, of the inclusion of the cash deposits of Guarantor in determining the Available Cash pursuant to Sections 21.2 and 21.3 of the Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows:

1.    It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

2.    This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease.

3.    Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations of Tenant to Landlord under the Lease have been satisfied. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly (but only to the extent of such avoidance or recovery) from Landlord as a preference, fraudulent transfer or otherwise.

4.    Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor’s obligations hereunder remains unsatisfied or owing to Landlord,

HCP, INC.
EXHIBIT F	[10355 Science Center Drive]
-1-	[GenomeDx Biosciences, Corp.]

Guarantor shall keep itself sufficiently informed as to all aspects of Tenant’s financial condition relevant to Tenant’s performance of said obligations.

5.    Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6.    The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

7.    Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Section 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; (vi) all principles or provisions of law which conflict with the terms of this Guaranty, and (vii) any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8.    Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9.    (a)     Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code § § 2809, 2810, 2815, 2819, 2821, 2822, 2824, 2839, 2845, 2847, 2848, 2849, 2850, 2855, 2899 and 3433.

(b)    Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor’s rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

(c)    The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said

HCP, INC.
EXHIBIT F	[10355 Science Center Drive]
-2-	[GenomeDx Biosciences, Corp.]

obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments (in an amount which is no greater than Tenant’s then-outstanding obligations under the Lease) from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

10.    Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of San Diego County, California, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:

(Prior to “Lease Commencement Date,” as that term is defined in Section 3.2 of the Summary of Basic Lease Information included in the Lease)

(After the “Lease Commencement Date,” as that term is defined in Section 3.2 of the Summary of Basic Lease Information included in the Lease)

To Landlord:

11.    Guarantor represents and warrants to Landlord as follows:

(a)    No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.

(b)    The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets

HCP, INC.
EXHIBIT F	[10355 Science Center Drive]
-3-	[GenomeDx Biosciences, Corp.]

or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

12.    The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13.    This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14.    The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by the mortgagee, beneficiary, trustee or assignee (as applicable) thereunder of the Landlord’s interest in the Premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

15.    The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise, to the extent that either (x) the original Tenant named in the Lease remains liable for the obligations of such assignee or sublessee, or (y) such assignee or sublessee is a Permitted Transferee (as that term is defined in Section 14.8 of the Lease).

16.    In the event of any litigation regarding the enforcement or validity of this Guaranty, the non-prevailing party shall be obligated to pay all reasonable out-of-pocket charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing party, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

17.    This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of California.

18.    Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19.    This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20.    No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

HCP, INC.
EXHIBIT F	[10355 Science Center Drive]
-4-	[GenomeDx Biosciences, Corp.]

21.    This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

22.    The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written

GUARANTOR

,
a

By:
Name:
Its:

HCP, INC.
EXHIBIT F	[10355 Science Center Drive]
-5-	[GenomeDx Biosciences, Corp.]

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 27th day of October, 2015, by and between TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and GENOMEDX BIOSCIENCES CORP., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.    Landlord and Tenant entered into that certain Lease dated September 25, 2014 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain 11,002 rentable square feet of space commonly known as Suite 200 (“Existing Premises”) and located on the second (2nd) floor of that certain building located at 10355 Science Center Drive, San Diego, California 92121 (“Building”).

B.    Tenant desires to expand the Existing Premises to include that certain 5,193 rentable square feet of space commonly known as Suite 120 (the “Expansion Premises”) and located on the first (1st) floor of the Building, as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.    Remeasurement of Building. The Building has been remeasured and, in accordance therewith, Landlord and Tenant hereby stipulate and agree that, notwithstanding any contrary provision contained in the Lease, and effective as of the date of this First Amendment, the Building shall be deemed to contain 46,249 rentable square feet of space. Accordingly, effective as of the date of this First Amendment, all references in the Lease to “40,894 rentable square feet” shall be deemed to reference “46,249 rentable square feet.” For purposes of the Lease, as amended hereby, the “rentable square feet” of the Building shall be deemed as set forth in this Section 2.

3.    Modification of Premises.

3.1.    In General. Effective as of the date (the “Expansion Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Expansion Premises (specifically excluding Tenant’s access to the Expansion Premises pursuant to the terms and provisions of Section 6.1 of the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”) for the purpose set forth in Section 6.1 of the Tenant Work Letter and not to conduct business from the Expansion Premises), and (ii) the later to occur of (A) the date upon which the Expansion Premises are “Ready for Occupancy,” as that term is defined in Section 5.1 of the Tenant Work Letter, and (B) March 1, 2016, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to 16,195 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises,” and shall be collectively known as Suites 120 and 200.

3.2.    Outside Date. Except as specifically provided below, the terms and provisions of this First Amendment shall not be void or voidable as a result of any failure of the Expansion Commencement Date to occur by any particular date, provided that the commencement date for the Expansion Premises shall not occur until the Expansion Commencement Date. If the Expansion Commencement Date does not occur on or before June 30, 2016 (the “Outside Date”), as the same may be delayed pursuant to this Section 3.2, below, then Tenant shall have the one-time right (the “Termination Right”) to terminate this First Amendment as it relates to the Expansion Premises only upon written notice to Landlord (the “Termination Notice”), which Termination Notice shall be delivered on any date (the “Termination Date”) which occurs during the first (1st) five (5) days of any calendar month following the Outside Date (as the same may be delayed pursuant to Section 3.2, below) and prior to the Expansion Commencement Date; provided that the Outside Date shall be delayed on a day-for-day basis to the extent that the “Substantial Completion” of the “Tenant Improvements,” as those terms are defined in Sections 1.2 and 5.1 of the Tenant Work Letter, is delayed by an event of Force Majeure (as that term is defined in Section 29.16 of the Lease) or a Tenant Delay (as that term is defined in Section 5.2 of the Tenant Work Letter). In addition, in no event may Tenant exercise the Termination Right if, at the time Tenant delivers the Termination Notice to Landlord, Tenant is in default under the Lease (beyond all applicable notice and cure periods). In the event that Tenant’s lease of the Expansion Premises is terminated pursuant to the terms of this Section 3, then, effective as of the Termination Date, (A) Sections 3.1, 4, 5.2, 5.3, 6.2, 7, 9 and 10 this First Amendment and Exhibits A and B attached hereto shall be null and void and without further force or effect, (B) except as specifically set forth in Sections 2 and 6.1 of this First Amendment, the Lease shall remain unmodified by this First Amendment and in full force and effect, and (C) Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended hereby, in connection with the Expansion Premises, with the same force and effect as if the Lease, as amended hereby, in connection with the Expansion Premises, were scheduled to expire in accordance with

[10355 Science Center Drive]
[First Amendment]
[GenomeDx Biosciences Corp.]

its terms as of such Termination Date, subject to the provisions of the Lease, as amended hereby, in connection with the Expansion Premises, which expressly survive the expiration or earlier termination of the Lease, as amended hereby, in connection with the Expansion Premises, and Landlord shall, within thirty (30) days following the Termination Date, return to Tenant any amounts previously paid by Tenant to Landlord in accordance with Sections 5.2 and 10 below. Specifically excluding the Termination Right, Landlord shall have no liability whatsoever to Tenant to the extent relating to or arising from Landlord’s inability or failure to deliver, or Landlord’s delay in delivering, the Expansion Premises to Tenant.

4.    Expansion Term. The term of Tenant’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with Tenant’s lease of the Existing Premises on the Lease Expiration Date (i.e., June 30, 2020), unless sooner terminated as provided in the Lease, as amended, and subject to Tenant’s right to extend the Lease Term for the entire Premises pursuant to Section 2.2 of the Lease.

5.    Base Rent.

5.1.    Existing Premises. Tenant shall continue paying monthly installments of Base Rent for the Existing Premises in accordance with the terms set forth in the Lease.

5.2.    Expansion Premises. Commencing on the Expansion Commencement Date, and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent**	Approximate Monthly Rental Rate per Rentable Square Foot
Expansion Commencement Date - the last day of the twelfth (12th) full calendar month to occur during the Expansion Term*	$202,527.00	$16,877.25	$3.25
The first (1st) day of the thirteenth (13th) full calendar month to occur during the Expansion Term — the last day of the twenty-fourth (24th) full calendar month to occur during the Expansion Term	$208,602.84	$17,383.57	#3.35
The first (1st) day of the twenty-fifth (25th) full calendar month to occur during the Expansion Term — the last day of the thirty sixth (36th) full calendar month to occur during the Expansion Term	$214,860,96	$17,905.80	$3,45
The first (1st) day of the thirty-seventh (37th) full calendar month to occur during the Expansion Term — the last day of the forty eight (48th) full calendar month to occur during the Expansion Term	$221,306.76	$18,442.23	$3.55
The first (1st) day of the forty-ninth (49th) full calendar month to occur during the Expansion Term — June 30, 2020	$227,946.00	$18,9956.50	$3.66

[10355 Science Center Drive]
[First Amendment]
-2-	[GenomeDx Biosciences Corp.]

*

Subject to the terms set forth in Section 5.3 below, fifty percent (50%) of the Base Rent attributable to the Expansion Premises during the four (4) month period commencing on the first (1st) day of the second (2nd) full calendar month to occur during the Expansion Term and continuing until the last day of the fifth (5th) full calendar month to occur during the Expansion Term, shall be abated.

**	The calculation of the Monthly Installment of Base Rent reflects an annual increase of 3%, rounded to the nearest cent, after the previous twelve (12) month period.

On or before the Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable in connection with the Expansion Premises for the first full calendar month of the Expansion Term.

5.3.    Partial Abated Base Rent. Provided that Tenant is not then in default under the Lease, as amended, beyond any applicable notice and cure period set forth in the Lease, then during the four (4) month period commencing on the first (1st) day of the second (2nd) full calendar month to occur during the Expansion Term and continuing until the last day fifth (5th) full calendar month to occur during the Expansion Term (the “Partial Base Rent Abatement Period”), Tenant shall not be obligated to pay fifty percent (50%) of any Base Rent otherwise attributable to the Expansion Premises during such Partial Base Rent Abatement Period (the “Partial Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Partial Base Rent Abatement equals Thirty-Three Thousand Seven Hundred Fifty-Four and 52/100 Dollars ($33,754.52, i.e., $8,438.63 per month). Tenant acknowledges and agrees that the foregoing Partial Base Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. If (i) Tenant shall be in default under the Lease, as amended, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, or (ii) the Lease, as amended, shall be terminated for any reason other than a default by Landlord, then the dollar amount of the unapplied portion of the Partial Base Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Expansion Term, and Tenant shall immediately be obligated to begin paying Base Rent for the Expansion Premises in full.

6.    Tenant’s Share of Direct Expenses.

6.1.    Existing Premises. Tenant shall continue paying Tenant’s Share of the annual Direct Expenses in connection with the Existing Premises in accordance with the terms set forth in the Lease; provided that with respect to the calculation of Tenant’s Share of the annual Direct Expenses in connection with the Existing Premises, Tenant’s Share in connection with the Existing Premises shall equal twenty-three and 79/100 percent (23.79%).

6.2.    Expansion Premises. During the Expansion Term, Tenant shall pay Tenant’s Share of the annual Direct Expenses in connection with the Expansion Premises which arise or accrue on or after the Expansion Commencement Date in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Share of the annual Direct Expenses in connection with the Expansion Premises which arise or accrue during such period, Tenant’s Share in connection with the Expansion Premises shall equal eleven and 23/100 percent (11.23%).

7.    Condition of Premises.

7.1.    Existing Premises. Landlord makes no representation, warranty or promise as to the condition of the Existing Premises or the Project or their suitability for the purpose intended by Tenant, except as specifically set forth in the Lease, and Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease, has had full opportunity to review the condition of the Existing Premises and Project and has done so, and therefore, except as specifically set forth in the Lease, Tenant shall continue to accept the Existing Premises and Project in their then presently existing, “as is” condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises, except as specifically set forth in the Lease.

7.2.    Expansion Premises. Landlord makes no representation, warranty or promise as to the condition of the Expansion Premises, or the suitability for the purpose intended by Tenant, except as specifically set forth in the Tenant Work Letter and the Lease, as amended hereby. Except as specifically set forth in the Tenant Work Letter and the Lease, as amended hereby, Tenant shall accept the Expansion Premises in its presently existing, “as is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises.

8.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than CBRE, Inc.. and Jones Lang LaSalle Brokerage, Inc. (collectively, the “Brokers”), and that they know of no other real estate broker or agent

[10355 Science Center Drive]
[First Amendment]
-3-	[GenomeDx Biosciences Corp.]

who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Brokers. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. The terms of this Section 8 shall survive the expiration or earlier termination of this First Amendment.

9.    Parking. In addition to Tenant’s parking rights in connection with the Existing Premises pursuant to Article 28 of the Lease, effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall have the right to use up to fourteen (14) unreserved parking spaces in connection with Tenant’s lease of the Expansion Premises, which parking spaces shall pertain to the on-site parking facility (or facilities) which serve the Project. Except as set forth in this Section 9, Tenant shall use such unreserved parking spaces in accordance with the provisions of Article 28 of the Lease.

10.    Security Deposit. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal Seventy-One Thousand Six Hundred Thirty-One and 50/100 Dollars ($71,631.50). Landlord and Tenant acknowledge that, in accordance with Article 21 of the Lease, Tenant has previously delivered the sum of Forty-Seven Thousand Five Hundred Ninety-Nine and 00/100 Dollars ($47,599.00) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord an amount equal to Twenty-Four Thousand Thirty-Two and 50/100 Dollars ($24,032.50) to be held by Landlord as a part of the Security Deposit. Notwithstanding any provision to the contrary contained in the Lease, given that the Financial Condition has been satisfied, effective as of the date of this First Amendment, Section 21.3 of the Lease shall be deleted in its entirety and of no further force or effect.

11.    No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall remain unmodified and in full force and effect.

[The remainder of the page is intentionally left blank. Signatures on next page.]

[10355 Science Center Drive]
[First Amendment]
-4-	[GenomeDx Biosciences Corp.]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership		GENOMEDX BIOSCIENCES CORP., a Delaware corporation

		By:	/s/ Dave Matthews

By:	/s/ Jonathan M. Bergschneider	Dave Matthews
Jonathan M. Bergschneider		Print Name
Print Name		Its:	CFO

Its:	EVP	By:

Print Name

Its:

[10355 Science Center Drive]
[First Amendment]
-5-	[GenomeDx Biosciences Corp.]

EXHIBIT A

10355 SCIENCE CENTER DRIVE

OUTLINE OF EXPANSION PREMISES

[10355 Science Center Drive]
EXHIBIT A	[First Amendment]
-1-	[GenomeDx Biosciences Corp.]

EXHIBIT B

10355 SCIENCE CENTER DRIVE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Expansion Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Expansion Premises, in sequence, as such issues will arise during the actual construction of the Expansion Premises. All references in this Tenant Work Letter to Articles or Sections of “this First Amendment” shall mean the relevant portion of Sections 1 through 11 of the First Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

EXPANSION TENANT IMPROVEMENTS

1.1    Landlord Work.

1.1.1    Notwithstanding anything set forth in the Lease, as amended hereby, to the contrary, upon the Expansion Commencement Date, the “Building Systems,” as that term is defined below, shall be in good working condition and repair, and Landlord hereby covenants that the Building Systems shall remain in good working condition for a period of one (1) year following the Expansion Commencement Date. Notwithstanding anything in the Lease, as amended hereby, to the contrary, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the Building Systems during such one (1) year period (“Landlord’s Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant, or by any modifications, Alterations, or improvements constructed by or on behalf of Tenant. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the reasonable cost of such repair. If it is determined that any portion of the Building Systems were not in good working condition and repair at any time prior to the expiration of the Landlord’s Warranty, then Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion. In addition, Landlord covenants that to its actual knowledge the Building structure (including, without limitation, the exterior and structural components of the Building) is without material defect that would materially impact Tenant’s ability to use the Expansion Premises for the Permitted Use, as of the date of this First Amendment. As used in this Tenant Work Letter, the “Building Systems” shall mean the base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord.

1.1.2    To the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Expansion Premises for the Permitted Use, Landlord shall cause the Building, including the Expansion Premises, to comply with applicable building codes and other governmental laws, ordinances and regulations, including but not limited to those related to handicap access (collectively, “Building Codes”), which were enacted and enforced as of the date of this First Amendment; provided, however, Landlord shall not be obligated to cause the Building to comply with applicable Building Codes to the extent such requirement is triggered by the unique nature of Tenant’s specific use of the Premises for other than general office use and general laboratory use typical of tenants in the Building.

1.2    Expansion Tenant Improvements. Landlord and Tenant have approved those certain construction drawings set forth in that certain design development submittal prepared by Ferguson Pape Baldwin Architects dated October 21, 2015, which contains those certain sheets set forth on Schedule 1 attached hereto, but only to the extent that such constructions drawings provide for work which is to be done within the Expansion Premises (collectively, and only to the extent that such constructions drawings provide for work which is to be done within the Expansion Premises, the “Construction Drawings”). Within five (5) business days of the date Tenant executes this First Amendment, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Expansion Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a natural and logical extension of, the Construction Drawings (collectively, the “Approved Working Drawings”). Landlord shall construct, at its sole cost and expense (except as specifically set forth in this Section 1.2 below and Section 2 below), the improvements in the Expansion Premises (the “Expansion Tenant Improvements”) in good workmanlike condition pursuant to the Approved Working Drawings, and Tenant shall make no changes or modifications to the Construction Drawings or, once completed, the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification is reasonably likely to directly or indirectly materially delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Tenant Work Letter, of the Expansion Premises or increase the cost of designing or constructing the Expansion Tenant Improvements. The Expansion Tenant Improvements shall be constructed in accordance with Landlord’s Building standards, using Building standard methods, materials and finishes. Except as specifically set forth in Section 2 below, Tenant shall not be responsible for any costs (whether foreseen or unforeseen) in the construction of the Expansion Tenant Improvements, whether arising out of a deficiency of the Building or otherwise, unless such increase cost is due to the act or omission

[10355 Science Center Drive]
EXHIBIT B	[First Amendment]
-1-	[GenomeDx Biosciences Corp.]

of Tenant. Notwithstanding the foregoing, the Expansion Tenant Improvements shall not include built-in furniture, equipment, cubicle systems (including the cabling and phone wiring), personal property and/or any above-standard electrical, mechanical or plumbing systems.

SECTION 2

TENANT’S CONTRIBUTION AMOUNT

Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for a portion of the cost to construct the Expansion Tenant Improvements in an amount (the “Tenant Contribution Amount”) equal to (i) Thirty-Seven Thousand and 00/100 Dollars ($37,000.00), minus (ii) the amount (the “Value Engineered Reduction Amount”) of any cost savings which results from Landlord and Tenant’s mutual agreement (in each of such party’s sole discretion) to value engineer and revise the scope of those certain Expansion Tenant Improvements which are both (A) set forth in the Construction Drawings and (B) located within the IT Room of the Expansion Premises. Tenant shall pay the Tenant Contribution Amount to Landlord prior to the commencement of the construction of the Expansion Tenant Improvements and within ten (10) business days following Landlord’s delivery to Tenant of written request therefor and reasonable supporting documentation in connection with Landlord’s calculation of the Value Engineered Reduction Amount, if any.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Expansion Tenant Improvements (the “Contractor”) relating to the Expansion Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Expansion Tenant Improvements (except to the extent such claims arise out of Landlord’s gross negligence).

SECTION 4

INTENTIONALLY OMITTED

SECTION 5

COMPLETION OF THE EXPANSION TENANT IMPROVEMENTS;

EXPANSION COMMENCEMENT DATE

5.1    Ready for Occupancy. The Expansion Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Expansion Premises. For purposes of this First Amendment, “Substantial Completion” of the Expansion Premises shall occur upon the completion of construction of the Expansion Tenant Improvements in the Expansion Premises to the architect’s reasonable satisfaction, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2    Delay of the Substantial Completion of the Expansion Premises. Except as provided in this Section 5.2, the Expansion Commencement Date shall occur as set forth in this First Amendment and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Expansion Premises or in the occurrence of any of the other conditions precedent to the Expansion Commencement Date, as set forth in of this First Amendment, as a direct, indirect, partial, or total result of (each, a “Tenant Delay”):

5.2.1    Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2    A breach by Tenant of the terms of this Tenant Work Letter or the Lease, as amended;

5.2.3    Tenant’s request for changes to the Expansion Tenant Improvements and/or the Construction Drawings;

5.2.4    Tenant’s access to the Expansion Premises pursuant to Section 6.1 below;

5.2.5    Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Expansion Premises, as set forth in this First Amendment, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.6    Any other acts or omissions of Tenant, or its agents, or employees; or

5.2.7    Any failure by Tenant to timely pay the Tenant Contribution Amount to Landlord.

then, notwithstanding anything to the contrary set forth in the Lease, as amended hereby, or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Expansion Premises, the date of Substantial Completion of the Expansion Premises shall be deemed to be the date the Substantial Completion of the Expansion Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

[10355 Science Center Drive]
EXHIBIT B	[First Amendment]
-2-	[GenomeDx Biosciences Corp.]

SECTION 6

MISCELLANEOUS

6.1    Tenant’s Entry Into the Expansion Premises Prior to Substantial Completion. Provided that Tenant and its agents do not unreasonably interfere with Contractor’s work in the Building and the Expansion Premises, Contractor shall allow Tenant access to the Expansion Premises at least thirty (30) days prior to the Substantial Completion of the Expansion Premises for the purpose of Tenant installing Tenant’s furniture, security system, equipment and/or fixtures (including Tenant’s data and telephone cabling and equipment) in the Expansion Premises. Prior to Tenant’s entry into the Expansion Premises as permitted by the terms of this Section 6.1, Tenant shall coordinate with Landlord and Contractor so as to not unreasonably interfere with Landlord’s and/or Contractor’s work in the Building and the Expansion Premises. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Expansion Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1. Notwithstanding Tenant’s access to the Expansion Premises pursuant to this Section 6.1, Tenant shall not be responsible for any Rent with respect to the Expansion Premises prior to the Expansion Commencement Date, except in connection with Tenant’s indemnity obligations specifically set forth in this Section 6.1 above.

6.2    Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Expansion Premises.

6.3    Tenant’s Representative. Tenant has designated Annalisa Marquez as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4    Landlord’s Representative. Landlord has designated Ken Richter of PMA, Inc. as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5    Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained by Tenant in connection with the Expansion Tenant Improvements shall be union labor in compliance with the then existing master labor agreements.

6.6    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, if an event of default as described in this Tenant Work Letter and/or this Lease, as amended, beyond any applicable cure period has occurred at any time on or before the Substantial Completion of the Expansion Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as amended, Landlord shall have the right to cause Contractor to cease the construction of the Expansion Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Expansion Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended.

6.8    Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Work Drawings and the Expansion Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Expansion Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within three (3) business days following request by Landlord.

[10355 Science Center Drive]
EXHIBIT B	[First Amendment]
-3-	[GenomeDx Biosciences Corp.]

SCHEDULE 1 TO EXHIBIT B

10355 SCIENCE CENTER DRIVE

SHEET INDEX FOR CONSTRUCTION DRAWINGS

00-GENERAL

T1.1 TITLE SHEET

T1.2 PROJECT GENERAL NOTES

T1.3 ACCESSIBILITY REQUIREMENTS

T1.4 EXISTING CONTROL AREA PLAN

02-ARCHITECTURAL

A0.1 FIRST FLOOR DEMOLITION PLAN

A0.2 FIRST FLOOR DEMOLITION REFLECTED CEILING PLAN

A1.1 ARCHITECTURAL SITE PLAN

A2.0 BASEMENT PLAN

A2.1 OVERALL FIRST FLOOR PLAN

A2.1A ENLARGED FIRST FLOOR PLAN - NORTHWEST

A2.1B ENLARGED FIRST FLOOR PLAN - NORTHEAST & BASEMENT

A2.1 C ENLARGED FIRST FLOOR PLAN - SOUTH

A2.2 FIRST FLOOR FINISH PLAN

A2.3 FINISH SCHEDULE

A2.4 DOOR SCHEDULE

A2.5 WINDOW SCHEDULE

A3.1 OVERALL FIRST FLOOR REFLECTED CEILING PLAN

A3.1A ENLARGED FIRST FLOOR RCP - NORTHWEST

A3.1B ENLARGED FIRST FLOOR RCP - NORTHEAST & BASEMENT

A3.1C ENLARGED FIRST FLOOR RCP - SOUTH

A6.1 INTERIOR ELEVATIONS

A8.1 EXTERIOR DETAILS

A9.1 INTERIOR WALL DETAILS

A9.2 INTERIOR CEILING DETAILS

A9.3 INTERIOR DOOR AND WINDOW DETAILS A9.4 INTERIOR DETAILS

LF1.0 LAB FURNISHING MENU

LF2.1A ENLARGED LAB PLANS - NORTHWEST

LF2.1C ENLARGED LAB PLANS - SOUTH

LF9.1 LAB FURNISHING DETAILS

03-MECHANICAL

M0.1 LEAD SHEET

M0.3 MECHANICAL SCHEDULES

M1.1.1 MECHANICAL FIRST FLOOR DEMO PLAN - AREA 1

M1.1.2 MECHANICAL FIRST FLOOR DEMO PLAN - AREA 2

M1.1.3 MECHANICAL FIRST FLOOR DEMO PLAN - AREA 3

M1.1.4 MECHANICAL FIRST FLOOR DEMO PLAN - AREA 4

M2.0.2 MECHANICAL BASEMENT FLOOR PLAN - AREA 2

M2.0.3 MECHANICAL BASEMENT FLOOR PLAN - AREA 3

M2.1.1 MECHANICAL FIRST FLOOR PLAN - AREA 1

M2.1.2 MECHANICAL FIRST FLOOR PLAN - AREA 2

M2.1.3 MECHANICAL FIRST FLOOR PLAN - AREA 3

M2.1.4 MECHANICAL FIRST FLOOR PLAN - AREA 4 M5.1 DETAILS

04-PLUMBING

P0.1 LEAD SHEET

P0.2 PLUMBING SCHEDULE

P0.3 PLUMBING SITE PLAN

P1.1.1 PLUMBING FIRST FLOOR DEMO PLAN - AREA 1

P1.1.2 PLUMBING FIRST FLOOR DEMO PLAN - AREA 2

P1.1.3 PLUMBING FIRST FLOOR DEMO PLAN - AREA 3

P1.1.4 PLUMBING FIRST FLOOR DEMO PLAN - AREA 4

P2.1.1 PLUMBING FIRST FLOOR PLAN - AREA 1

P2.1.2 PLUMBING FIRST FLOOR PLAN - AREA 2

P2.1.3 PLUMBING FIRST FLOOR PLAN - AREA 3

P2.1.4 PLUMBING FIRST FLOOR PLAN - AREA 4

05-ELECTRICAL

E0.1 LEAD SHEET

E0.2 LIGHT FIXTURE SCHEDULE

EL1.0.2 LIGHTING BASEMENT FLOOR DEMO PLAN - AREA 2

EL1.1.1 LIGHTING FIRST FLOOR DEMO PLAN - AREA 1

EL1.1.2 LIGHTING FIRST FLOOR DEMO PLAN - AREA 2

EL1.1.3 LIGHTING FIRST FLOOR DEMO PLAN - AREA 3

EL1.1.4 LIGHTING FIRST FLOOR DEMO PLAN - AREA 4

EP1.1.1 POWER FIRST FLOOR DEMO PLAN - AREA 1

EP1.1.2 POWER FIRST FLOOR DEMO PLAN - AREA 2

EP1.1.3 POWER FIRST FLOOR DEMO PLAN - AREA 3

SCHEDULE 1 TO	[10355 Science Center Drive]
EXHIBIT B	[First Amendment]
-1-	[GenomeDx Biosciences Corp.]

EP1.1.4 POWER FIRST FLOOR DEMO PLAN - AREA 4

EL2.0.2 LIGHTING BASEMENT FLOOR PLAN - AREA 2

EL2.1.1 LIGHTING FIRST FLOOR PLAN - AREA 1

EL2.1.2 LIGHTING FIRST FLOOR PLAN - AREA 2

EL2.1.3 LIGHTING FIRST FLOOR PLAN - AREA 3

EL2.1.4 LIGHTING FIRST FLOOR PLAN - AREA 4

EP2.1.1 POWER FIRST FLOOR PLAN - AREA 1

EP2.1.2 POWER FIRST FLOOR PLAN - AREA 2

EP2.1.3 POWER FIRST FLOOR PLAN - AREA 3

EP2.1.4 POWER FIRST FLOOR PLAN - AREA 4

E5.1 DETAILS

E5.2 DETAILS

E6.1 SINGLE LINE DIAGRAM

E7.1 PANEL SCHEDULES

SCHEDULE 1 TO	[10355 Science Center Drive]
EXHIBIT B	[First Amendment]
-2-	[GenomeDx Biosciences Corp.]